                                  EXHIBIT 11.1

                        COMPUTATION OF PER SHARE EARNINGS



                                                                   Three months ended      Nine months ended
                                                                      September 30,          September 30,
                                                                   ------------------      ------------------
                                                                     1998      1997          1998     1997
                                                                   --------  --------      --------  --------

   Average shares outstanding ...................................    18,358    12,534        17,370    11,186
                                                                   ========  ========      ========  ========

   Net income (loss) ............................................  $  3,238  $  2,456      $  6,628  $   (400)
                                                                   ========  ========      ========  ========

   Per share amount .............................................  $    .18  $    .20      $    .38  $   (.04)
                                                                   ========  ========      ========  ========


Diluted

   Average shares outstanding ...................................    18,358    12,534        17,370    11,186

   Net effect of dilutive stock options based on the
     treasury stock method using the average market price .......     1,996     1,259         2,003     1,146
                                                                   --------  --------      --------  --------

   Total ........................................................    20,354    13,793        19,373    12,332
                                                                   ========  ========      ========  ========

   Net income (loss) ............................................  $  3,238  $  2,456      $  6,629  $   (400)
                                                                   ========  ========      ========  ========

   Per share amount .............................................  $    .16  $    .18      $    .34  $   (.04)
                                                                   ========  ========      ========  ========